                                                                     EXHIBIT 4.2

                            STOCK PURCHASE AGREEMENT

    THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of January 28, 2002, by and among Applied Imaging Corp., a Delaware corporation (the "Company"), and the investors listed on Schedule I hereto ("Investors").
                                        ----------

    1.   Purchase and Sale of Securities. Subject to the terms and conditions of
         -------------------------------
this Agreement, Investors agree to purchase at the Closing (as hereinafter defined), and the Company agrees to sell and issue to each of the Investors at the Closing, the number of shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), set forth opposite each Investor's name on Schedule
                                                                       ---------
I hereto (collectively, the "Shares") at a purchase price per share (the
-
"Purchase Price") equal to $1.75 per share. If neither a Financing Event or a Change in Control Event (each as defined herein) has occurred on or prior to July 28, 2002 (the "Contingency Date"), the Company will issue to the Investors Warrants for the purchase of one share of Common Stock (the "Warrant Shares") for every one Share issued to such Investors hereunder in the form attached hereto as Exhibit A (the "Warrants" and, together with the Shares and the Warrant Shares, the "Securities"). For purposes of this Agreement, (i) a "Financing Event" means the sale by the Company, in one or a series of transactions, of shares of capital stock, warrants, rights, or options giving the holder thereof the right to acquire shares of capital stock, or any security directly or indirectly convertible into or exercisable for or exchangeable into shares of the Company's capital stock (collectively, "Equity Securities") resulting in net proceeds (after deduction of any placement, underwriting or similar fees or commissions but prior to the payment of other expenses relating to such sale) to the Company of at least $10 million at an effective issue price of at least $4.00 per share of Common Stock (determined on a fully diluted basis after giving effect to the exercise or conversion of any Equity Security), and
(ii) a "Change of Control" is defined as a merger, reorganization or sale of all or substantially all of the assets of the Company in which the stockholders of the Company immediately prior to the transaction own less than 50% of the voting securities of the surviving entity immediately after the transaction. Promptly following the Contingency Date, but in no event more than three (3) business days thereafter, the Company shall deliver to the Investors a certificate or certificates, registered in such name or names as the Investors may designate, representing the Warrants.

         1.1 Closing. Upon confirmation that the conditions to closing specified
             -------
herein have been satisfied, the Company shall deliver to Lowenstein Sandler PC, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares, with instructions that such certificates are to be held for release to the Investors only upon payment of the Purchase Price to the Company. Upon receipt by Lowenstein Sandler PC of the certificates, each Investor shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor's pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement. On the date (the "Closing Date") the Company receives such funds, the certificates evidencing the Shares shall be released to the Investors (the "Closing"). The purchase and sale of

Shares (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California or at such other place upon which the Company and Investors shall agree.

         1.2 Adjustments. The Company and the Investors agree that if, in
             -----------
connection with any additional public or private offering of its Common Stock or any security convertible into its Common Stock that closes within 180 days after the Closing, the Company issues shares of Common Stock at a purchase price per share that is less than the Purchase Price hereunder or issues in connection therewith a greater percentage of warrants for the purchase of Common Stock or any security convertible into its Common Stock or issues such warrants with a lower exercise price than the Warrants issued to the Investors, then the Purchase Price hereunder shall be decreased and the number of Shares purchased by each Investor hereunder shall be increased and/or the number of Warrants issued to each Investor in connection herewith shall be increased and/or the exercise price of such Warrants issued to each Investor shall be decreased, as the case may be, so as to make the economic terms and conditions of the purchases at each offering the same (without any decrease in the aggregate proceeds to the Company).

     2. Representations and Warranties of the Company. The Company hereby
        ---------------------------------------------
represents and warrants to Investors that, except as set forth in the Schedule of Exceptions attached hereto as Schedule II:
                                 -----------

         2.1 Organization and Standing. The Company is a corporation duly
             -------------------------
organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in the State of California. Such qualification is not presently required in any other jurisdiction where a failure to so qualify would have a material adverse effect on the Company.

         2.2 Capitalization. The authorized capital stock of the Company
             --------------
consists of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock of which 15,244,417 shares of Common Stock were issued and outstanding as of January 9, 2002. No shares of Preferred Stock are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. As of September 30, 2001, the Company had options to purchase 2,552,090 shares of its Common Stock issued and outstanding under its 1998 Incentive Stock Option Plan, Amended and Restated 1988 Incentive Stock Option Plan and Directors Option Plan and warrants to purchase 650,790 shares of its Common Stock issued and outstanding. The Company has reserved 144,395 shares of Common Stock for issuance under its Employee Stock Purchase Plan. Except as disclosed in the Company SEC Documents (as defined below), there are no other options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company.

         2.3 Authority. The Company has full power and authority to execute and
             ---------
deliver this Agreement, and to consummate the transactions contemplated by this Agreement. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the execution and delivery of, and the consummation of the transactions contemplated by this

Agreement and the performance of all obligations of the Company under this Agreement, has been taken. This Agreement, upon execution and delivery by the Company and assuming the due and proper execution and delivery by Investors, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

         2.4 Valid Issuance of Common Stock. The Common Stock to be sold hereby
             ------------------------------
has been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The issuance and sale by the Company of Common Stock and Warrants pursuant to this Agreement are not subject to any preemptive or other subscription or purchase rights of any Person. For purposes of this Agreement, "Person" shall mean an individual, a corporation, a partnership (general or limited), a joint venture, an association, an organization, a trust or any other entity.

         2.5 Governmental Consents. Other than compliance with the Securities
             ---------------------
Act of 1933, as amended (the "Act"), and such filings as may be required to be made with the National Association of Securities Dealers (the "NASD"), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

         2.6 Conflicts. The execution and delivery of this Agreement will not
             ---------
conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which the Company is now obligated.

         2.7 SEC Documents; Material Contracts; Financial Statements. The
             -------------------------------------------------------
Company has filed each statement, annual, quarterly and other report, registration statement and definitive proxy statement ("Company SEC Documents") required to be filed (other than preliminary material) by the Company with the SEC subsequent to November 7, 1996 (the date of effectiveness of the Company's Registration Statement on Form S-1 for the Company's initial public offering of its Common Stock). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Act or the Securities Exchange Act of 1934 (the "1934 Act"), as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by any subsequently filed Company SEC Document. The financial statements of the Company included in the Company SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

         2.8 Litigation. There is no pending or threatened lawsuit,
             ----------
administrative proceeding, arbitration, labor dispute or governmental investigation ("Litigation") to which the Company is a party or by which any material portion of its assets, taken as a whole, may be bound and which Litigation, if adversely determined, would have a material adverse effect on the Company's assets, liabilities, financial condition or operations.

         2.9 Disclosure. Neither this Agreement nor any agreement, instrument or
             ----------
other documents delivered by the Company to the Investors in connection herewith or filed with the SEC subsequent to November 1996, when read together, contains any untrue statement of a material fact, or, to the knowledge of the Company, omits to state a material fact necessary to be stated, when read together, to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

         2.10    No Material Adverse Change. Since December 31, 2000, except as
                 --------------------------
identified and described in the SEC Documents, there has not been:


                               (i)   any change in the consolidated assets,
liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company, individually or in the aggregate;

                               (ii)  any declaration or payment of any dividend,
or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                               (iii) any material damage, destruction or loss,
whether or not covered by insurance to any of its assets or properties;

                               (iv)  any waiver, not in the ordinary course of
business, by the Company of a material right or of a material debt owed to it;

                               (v)   any satisfaction or discharge of any lien,
claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                               (vi)  any change or amendment to the Company's
Certificate of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

                               (vii) any material labor difficulties or labor
union organizing activities with respect to employees of the Company;

                        (viii) any transaction entered into by the Company other than in the ordinary course of business;

                        (ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company;
                        (x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company, individually or in the aggregate; or
                        (xi) any other event or condition of any character that has had or could reasonably be expected to have a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company, individually or in the aggregate.

                2.11    Brokers and Finders. No Person will have, as a result of
                        -------------------
the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

      3. Representations and Warranties of the Investors. Each investor hereby
         -----------------------------------------------
represents and warrants that:

            3.1 Authorization. Such Investor has full power and authority to
                -------------
execute and deliver, and to consummate the transactions contemplated by the Closing and, this Agreement. All corporate action on the part of such Investor and its officers, directors and stockholders necessary for (i) the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement, and (ii) as of the Closing, the performance of all obligations of such Investor under this Agreement, has been taken. This Agreement, upon execution and delivery by such Investor and assuming the due and proper execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Investor, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

            3.2 Purchase Entirely for Own Account. This Agreement is made with
                ---------------------------------
such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement, such Investor hereby confirms, that the Securities will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.

         3.3 Disclosure of Information. Such Investor has received all the
             -------------------------
information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

         3.4 Investment Experience. Such Investor is an investor in securities
             ---------------------
of companies in the development stage and acknowledges that it is able to appropriately identify the inherent risks associated with, and can bear the economic risk of, its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Such Investor has not been organized for the purpose of acquiring the Securities.

         3.5 Accredited Investor. Such Investor is an "accredited investor"
             -------------------
within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

         3.6 Restricted Securities. Such Investor understands that the
             ---------------------
Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         3.7 Further Limitations on Disposition. Without in any way limiting the
             ----------------------------------
representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 provided and to the extent this Section 3 is applicable, and:

                 (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                 (b) If reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         3.8 Legends. Each certificate or instrument representing Shares shall
             -------
bear legends in substantially the following forms:


                       (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE `SECURITIES ACT') AND ARE `RESTRICTED SECURITIES' AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD

OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR
(II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION."

                   (ii) Any other legends required by California law or other applicable blue sky or state securities laws.

     The Company need not register a transfer of any Shares, and may also instruct its transfer agent not to register a transfer of any Shares, unless the conditions specified in the foregoing legends are satisfied to the extent applicable

     4. Registration Rights.
        -------------------

         4.1 Obligations of the Company. (a) The Company shall prepare and file
             --------------------------
with the SEC as soon as practicable, but in no event later than 30 days after the date of the Closing, a registration statement to register under the Act the Shares acquired pursuant to this Agreement by the Investors. In the event that the registration statement is not declared effective within 60 days of the Closing, the Company shall pay to each Investor liquidated damages in an amount equal to 1% of the total purchase price of the Securities purchased by such Investor pursuant to this Agreement for each additional 30 day period which lapses until the registration statement is declared effective.

         4.2 The Company shall:


                   (i) Use commercially reasonable efforts to cause such registration statement to become effective within 60 days of the Closing, and keep such registration statement effective for a period of up to two years, or such lesser period of time as all of the Shares have been sold or can be sold without restriction under Rule 144;

                   (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                   (iii) Furnish to each Investor such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of securities;

                   (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by each Investor; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

                   (v) Notify each Investor at any time when a prospectus relating to such registration statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                   (vi) Cause all such securities registered pursuant hereunder to be listed, prior to the date of the first sale of such securities pursuant to such registration, on each securities exchange on which similar securities issued by the Company are then listed.

         4.3 Expenses of Registration. All expenses, other than underwriting
             ------------------------
discounts and commissions, incurred in connection with the registration pursuant to Section 4.1, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

         4.4 Indemnification. In connection with the registration statement
             ---------------
required to be filed by the Company pursuant to this Section 4:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, the officers, directors and partners of each Investor and each Person, if any, who controls any thereof within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each Investor or controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to the extent any such loss, claim, damage, liability or action arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Investor, officer, director, partner or controlling Person expressly for use in connection with such registration.

               (b) To the extent permitted by law, each Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, any placement agent, and any controlling Person of any such placement agent, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Investor expressly for use in connection with such registration; and each Investor will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 4.3(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4.3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Investor, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 4.3(b) exceed the gross proceeds from the offering received by such Investor.

               (c) Promptly after receipt by an indemnified party under this
Section 4.3 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.3, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.3.

               (d) If the indemnification provided for in this Section 4.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and each Investor agree that it would not be just and equitable if contribution pursuant to this Agreement were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

               (e) The obligations of the Company and Investor under this
Section 4.3 shall survive the completion of any offering of securities in a registration statement under this Section 4, and otherwise.

     5. Company Deliveries. On or prior to the Closing, the Company shall
        ------------------
deliver to the Investors the following:

        5.1    Closing Certificate. A certificate executed on behalf of the
               -------------------
Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying that (i) the representations and warranties made by the Company in Section 2 hereof qualified as to materiality shall be true and correct as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 2 hereof not qualified as to materiality shall be true and correct in all material respects as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; (ii) the Company has performed in all material respects all obligations herein required to be performed or observed by it on or prior to the Closing Date; (iii) to such officer's knowledge, no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, has been issued, and no action or proceeding has been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby, and (iv) to such officer's knowledge, no stop order or suspension of trading has been imposed by Nasdaq, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.

        5.2    Secretary's Certificate. A Certificate, executed on behalf of the
               -----------------------
Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company.

        5.3    Opinion of Company Counsel. An opinion from counsel to the
               --------------------------
Company in form and substance reasonably satisfactory to the Investors.

     6. Investor Deliveries. On or prior to the Closing, the Investors shall
        -------------------
severally deliver to the Company its pro rata share of the Purchase Price.

     7. Reservation of Common Stock. The Company shall at all times reserve and
        ---------------------------
keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

     8. Miscellaneous.
        -------------

        8.1 Survival of Warranties. The warranties, representations and
            ----------------------
covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive for one year after the execution and delivery of this Agreement and the Closing.

        8.2 Assignment; Successors and Assigns. This Agreement may not be
            ----------------------------------
assigned by a party hereto without the prior written consent of the Company or the Required Investors, as applicable, provided, however, (i) an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some portion or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company and the other Investors, provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder, and (ii) the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation, without the prior written consent of the Investors, after notice duly given by the Company to the Investors. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        8.3 Governing Law. This Agreement shall be governed by, construed under
            -------------
and interpreted in accordance with the laws of the State of New York without regard to the choice of law provisions thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        8.4 Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8.5 Titles and Subtitles. The titles and subtitles used in this
            --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        8.6 Notices, etc. All notices and other communications required or
            ------------
permitted hereunder shall be in writing and shall be sent by personal delivery, facsimile, overnight courier or mailed by certified or registered mail, postage prepaid, return receipt requested, to the facsimile number or address as follows:

        Company:

        Applied Imaging Corp.
        2380 Walsh Avenue, Building B
        Santa Clara, CA 95051
        Facsimile:   (408) 562-0264
        Attention:   President

   with a copy to:

        Wilson Sonsini Goodrich & Rosati
        650 Page Mill Road
        Palo Alto, CA  94304
        Facsimile:   (650) 493-6811
        Attention:   David J. Saul

   Investors:

        To the facsimile number or address for each respective Investor set forth in Schedule I hereto.
                     ----------

or to such other facsimile number or address provided to the parties to this Agreement in accordance with this Section 8.6. Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery or facsimile transmission (as evidenced by the confirmation thereof), or 3 days after deposit in the mails (as determined by reference to the postmark).

        8.7 Expenses. The parties hereto shall pay their own costs and expenses
            --------
in connection herewith, except that the Company shall pay the reasonable fees and expenses of counsel to the Investors at the Closing, but not in excess of $10,000. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys' fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Agreements. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Agreements, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

        8.8  Amendments and Waivers. Any term of this Agreement may be amended
             ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

        8.9  Severability. If one or more provisions of this Agreement are held
             ------------
to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        8.10 Entire Agreement. This Agreement and the documents referred to
             ----------------
herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

        8.11 Publicity. No public release or announcement concerning the
             ---------
transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or Special Situations Fund III, L.P. ("SSF") (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow SSF or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   COMPANY:

                                   APPLIED IMAGING CORP.

                                   By: /s/ Barry Hotchkies
                                      ------------------------------------------

                                   Name: Barry Hotchkies
                                        ----------------------------------------

                                   Title: Chief Financial Officer
                                         ---------------------------------------



                                   INVESTORS:

                                   SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

                                   By: /s/ David Greenhouse
                                      ------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------



                                   SPECIAL SITUATIONS FUND III, L.P.

                                   By: /s/ David Greenhouse
                                      ------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------



                                   SPECIAL SITUATIONS CAYMAN FUND, L.P.

                                   By: /s/ David Greenhouse
                                      ------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------

                                   Schedule I
                                   ----------

                             Schedule of Purchasers

            Investor                         Address                     Purchase Price               Number of Shares
-------------------------------   -----------------------       --------------------------------      ----------------
Special Situations Private        Special Situations Fund                  $       370,125.00             211,500
Equity Fund, L.P.                 153 East 53/rd/ Street
                                  55/th/ Floor
                                  New York, NY 10022
                                  Attention: Steve Becker

Special Situations Fund III,      Special Situations Fund                  $       470,050.00             268,600
L.P.                              153 East 53/rd/ Street
                                  55/th/ Floor
                                  New York, NY 10022
                                  Attention: Steve Becker

Special Situations Cayman Fund,   Special Situations Fund                  $       159,950.00              91,400
L.P.                              153 East 53/rd/ Street
                                  55/th/ Floor
                                  New York, NY 10022
                                  Attention: Steve Becker

         Total                                                             $     1,000,125.00             571,500

                                   Schedule II
                                   -----------

                             Schedule of Exceptions


2.8      Litigation. The Company was notified by Nasdaq on November 19, 2001
         ----------
that it was not in compliance with the minimum $4 million Net Tangible Assets requirement for continued listing on the Nasdaq National Market. The Company has received from Nasdaq a further letter, dated January 16, that it has until February 19, 2002 to show that it is in compliance with the Net Tangible Assets requirement and to file an 8-K, including pro-forma financial statements, with the Securities and Exchange Commission to attest to such compliance. In addition, the Company must complete a financing with Special Situations Funds on or before January 31, 2002 and provide signed documentation to Nasdaq.

2.9      Disclosure.
         ----------

         In January 2002, the Company implemented a plan to consolidate certain of its operations. This resulted in the termination of 12 employees, who have received notice and severance benefits, and the closing of the Company's facility in League City, Texas.

         The Company is not aware of the precise number of shares of its capital stock currently owned by Special Situations Fund and its affiliates (collectively, "SSF"). If the Company is advised by SSF that its purchase of 571,500 shares of Common Stock and warrants to purchase 571,500 shares of Common Stock pursuant to this Agreement will result in SSF owning in excess of 20% of the Company's capital stock, based on 16,747,417 shares outstanding, the Company will amend its Preferred Shares Rights Agreement dated as of May 29, 1998 (the "Rights Agreement") such that the above purchase of Company securities will not result in a "Distribution" under the Rights Agreement.

2.11     Brokers and Finders. On August 10, 2000, the Company retained H.C.
         -------------------
Wainwright & Co., Inc. ("HCW") as its investment banker and corporate finance consultant. The Company has been advised in writing by HCW that it will not assert a right to any commission, fee or other compensation as a result of the transactions contemplated by this Agreement.

                                       Exhibit A to the Stock Purchase Agreement

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.










     Warrant No. ______                    Date of Issuance:  ____________, 2002




                              APPLIED IMAGING CORP.

                          Common Stock Purchase Warrant

     APPLIED IMAGING CORP. (the "Company"), for value received, hereby certifies that ____________________ or its registered assigns (the "Registered Holder") is entitled, subject to the terms set forth below, to purchase from the Company a number of shares of Common Stock of the Company (the "Warrant Stock") equal to the number of shares purchased by the Registered Holder pursuant to the Purchase Agreement (as defined below) at an exercise price per share of $2.25 (the "Exercise Price"). The number of shares of Warrant Stock issuable upon exercise of this Warrant and the Exercise Price shall be adjusted from time to time pursuant to the provisions of this Warrant. This Warrant is issued pursuant to the Company's Stock Purchase Agreement dated January 28, 2002 (the "Purchase Agreement").

     1.      Exercise.
             --------

     (a)     Manner of Exercise. This Warrant may be exercised by the Registered
             ------------------
Holder, in whole or in part, by surrendering this Warrant, with the exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by
                        ---------
such Registered Holder's duly authorized attorney, and delivering the Exercise Price therefor in immediately available funds, at the principal office of the Company, or at such other office or agency as the Company may designate.

     (b)     Effective Time of Exercise. Each exercise of this Warrant shall be
             --------------------------
deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered and the Exercise Price therefor delivered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

     (c)     Delivery to Registered Holder. As soon as practicable after the
             -----------------------------
exercise of this Warrant in whole or in part, and in any event within three business days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

             (i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and



             (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) above.

     2.      Warrant Repurchase. The Company shall have the option to repurchase
             ------------------
this Warrant upon 30 day's written notice to each Registered Holder at a price per share of $0.05 if the closing bid price of the Common Stock on the Nasdaq National Market is at least $9.00 for 15 consecutive trading days at any time after the date of the issuance of this Warrant, provided that the Warrant Stock shall have been registered at or prior to such time under the Securities Act (as defined below). Nothing herein shall prohibit the Registered Holder from exercising this Warrant during the notice period referenced in the prior sentence.

     3.      Adjustment Of Exercise Price And Number Of Shares.
             -------------------------------------------------

             The number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Exercise Price are subject to adjustment upon occurrence of the following events:

     (a) Adjustment for Stock Splits, Stock Subdivisions or Combinations of
         ------------------------------------------------------------------
Shares. The Exercise Price of this Warrant shall be proportionally decreased and
------
the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company's Common Stock. The Exercise Price of this Warrant shall be proportionally increased and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company's Common Stock.

     (b) Adjustment for Dividends or Distributions of Stock or Other Securities
         ----------------------------------------------------------------------
or Property. In case the Company shall make or issue, or shall fix a record date
-----------
for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in
(i) securities of the Company or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Registered Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution shall receive, in addition to the shares of Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Registered Holder would have been entitled upon such date if such Registered Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 3.

     (c) Adjustment for Capital Reorganization, Merger or Consolidation. In the
         --------------------------------------------------------------
case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Registered Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3. The foregoing provisions of this
Section 3(c) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Registered Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Registered Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

     (d)    Reclassification, Etc. In case there occurs any reclassification or
            ---------------------
change of the outstanding securities of the Company or any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.

            (e) Other Issuances of Common Stock.
                -------------------------------
                (i) If the Company shall at any time or from time to time after the date hereof issue or sell any additional shares of Common Stock without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issuance, excluding the issuance of any additional shares of Common Stock pursuant to the exercise of options or warrants outstanding prior to the date of the Purchase Agreement, then the Exercise Price shall be adjusted to a price determined by dividing (A) an amount equal to the sum of (1) the product of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by (b) the then existing Exercise Price plus (2) the consideration, if any, received by the Company upon such issue or sale by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale.

                      (ii) In case the Company shall at any time or from time to time after the date hereof in any manner grant any rights to subscribe for or to purchase any options for the purchase of Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights, options, convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (the "Rights Price") (determined by dividing (A) the sum of (1) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus (2) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, (3) in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by (B) the maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options, then the maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for the Rights Price per share as so determined, if the Rights Price is less than the Exercise Price in effect immediately prior to such issuance, the Exercise Price shall be adjusted to a price determined by the calculation provided for in
         Section 3(e)(i) above; provided, that no further adjustment of the
                                --------
         Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities, upon exercise of such rights or options or upon the actual issue of such Common Stock or upon conversion or exchange of such Convertible Securities; and provided,
                                                                    --------
         further, that upon the expiration of such rights or options, if any
         -------
         thereof shall not have been exercised, (x) the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon the exercise of such rights or options or upon conversion or exchange of Convertible Securities so issuable, which rights or options were not exercised, shall no longer be deemed to be issued and outstanding, and (y) the Exercise Price shall forthwith be readjusted and thereafter the Exercise Price shall be the price which it would have been had adjustment been made on the basis of the issue only of the shares of Common Stock or of the Convertible Securities actually issued upon the exercise of such rights or options.

                    (iii) Notwithstanding any provision herein to the contrary, the provisions of this Section 3(e) shall not apply to the issuance of options and Common Stock pursuant to the exercise of such options as a result of any Company sponsored option or stock purchase plan.

         (f) Certain Events. If (i) any event occurs of a type that would have
             --------------
an effect on the rights granted under this Warrant similar to the effect of any event described by the other provisions of this Section 3 and (ii) such event is not expressly provided for by such other provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights and other rights with equity features), then an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the Registered Holder shall be made.

         (g) Adjustment Certificate. When any adjustment is required to be made
             ----------------------
in the Warrant Stock pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment and (ii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

         4.  Transfers.
             ---------

         (a) Unregistered Security.  Each holder of this Warrant acknowledges
             ---------------------
that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock in the absence of (i) an effective registration statement under the Securities Act as to this Warrant and such Warrant Stock and registration or qualification of this Warrant and such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

       b)    Transferability. Subject to the provisions of Section 4(a) hereof,
             ---------------
this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.
   ---------

       (c)   Warrant Register. The Company will maintain a register containing
             ----------------
the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank,
          --------  -------
the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

       5.    No Impairment. The Company will not, by amendment of its charter or
             -------------
through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

       6.    Termination. This Warrant shall be exercisable, in whole or in
             -----------
part, beginning on the above Date of Issuance and will terminate four (4) years after the Date of Issuance.

       7.    Reservation of Stock. The Company will at all times reserve and
             --------------------
keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property as from time to time shall be issuable upon the exercise of this Warrant.

       8.    Exchange of Warrants. Upon the surrender by the Registered Holder
             --------------------
of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.

       9.   Replacement of Warrants. Upon receipt of evidence reasonably
            -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

       10.  Mailing of Notices. All notices and other communications required or
            ------------------
permitted hereunder shall be in writing and shall be sent by personal delivery, facsimile, or overnight courier or mailed by certified or registered mail, postage prepaid, return receipt requested, (a) if to the Registered Holder, to the address or facsimile number of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the following address or facsimile number:

                           Applied Imaging Corp.
                           2380 Walsh Avenue, Building B
                           Santa Clara, CA 95051
                           Facsimile:       (408) 562-0264
                           Attention:       President

                    with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA 94304
                           Facsimile:       (650) 493-6811
                           Attention:       David J. Saul

       or to such other facsimile number or address provided to the parties hereunder in accordance with this Section 10.

       Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery or facsimile transmission (as evidenced by the confirmation thereof), or 3 days after deposit in the mails (as determined by reference to the postmark).

       11.  No Rights as Stockholder. Until the exercise of this Warrant, the
            ------------------------
Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

       12.  No Fractional Shares. No fractional shares of Common Stock will be
            --------------------
issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing bid price of Common Stock on the trading date immediately prior to the exercise date, as quoted on the Nasdaq National Market.

       13.  Amendment or Waiver. Any term of this Warrant may be amended or
            -------------------
waived as set forth in the Purchase Agreement, or upon written consent of the Company and the holders of at least a majority of the shares of Common Stock issuable upon exercise of outstanding warrants issued pursuant to the Purchase Agreement. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon the Company, the Registered Holder and each transferee of this Warrant. By acceptance hereof, the Registered Holder acknowledges that in the event the required consent is obtained, any term of this Warrant may be amended or waived with or without the consent of the Registered Holder.


     14.    Headings. The headings in this Warrant are for purposes of reference
            --------
only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     15.    Governing Law. This Warrant shall be governed, construed and
            -------------
interpreted in accordance with the laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Registered Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Registered Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Registered Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            The Company has executed this Warrant as of the date first written above.

                                      APPLIED IMAGING CORP.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT A
                                    ---------

                                  EXERCISE FORM
                                  -------------

To:      Applied Imaging Corp.
         Dated:_______________

     The undersigned, pursuant to the provisions set forth in the attached Warrant No. __, hereby irrevocably elects to receive _______________ shares of the Common Stock covered by such Warrant.

     The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 3 of the Purchase Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Purchase Agreement, provided that the term "Investor" shall refer to the undersigned and the term
--------
"Securities" shall refer to Warrant Stock.

                                 _______________________________________________
                                 (Investor)

                                 By
                                   _____________________________________________
                                    Name:
                                    Title:

                                    EXHIBIT B
                                    ---------

                                 ASSIGNMENT FORM
                                 ---------------

     FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

  Name of Assignee           Address/Facsimile Number             No. of Shares
  ----------------           ------------------------             -------------




Dated:_________________              Signature:_________________________________

                                               _________________________________

                                     Witness:  _________________________________